EXHIBIT 23.1



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independednt public accountants, we hereby consent to the incorporation by reference in the Registration Statements of ESC Medical Systems LTD. on Form F-3 (File Nos. 333-6610, 333-8056 and 333-9256) and on Form S-8 (File
No. 333-6774) of our report dated March 30, 2000 relating to the consolidated financial statements, which appears in this Form 10-K.


Brightman Almagor & Co.
Certified Public Accountants
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 30, 2000